Exhibit 10.2

            form of letter Amending the 1997 stock compensation plan


                                                              ________ __ , 1999

[Optionee]
[Address]

                           Option Agreement Amendment

Dear  ______________:

             CFW Communications Company (the Company) recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists. The possibility of a change in control and the uncertainty it may cause among management employees, may distract management personnel to the detriment of the Company and its stockholders.

             The Company's Board of Directors has determined that appropriate steps should be taken to encourage the continued dedication of the company's senior management, including yourself, to their assigned duties without distraction in the face of a possible change in control of the company.

             Accordingly, effective January 1, 2000, this letter amends the option agreement or agreements by and between the Company and you dated prior to the date hereof (the Agreement) to provide that the option will become fully exercisable on (i) the date the Company enters into an Agreement, the consummation of which would result in a "Change in Control"; or (ii) the date any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a "Change in Control". Notwithstanding the preceding sentence, no acceleration of the option's exercisability shall occur if the Company determines that the acceleration will have an adverse effect on the availability of pooling of interest accounting. The remaining terms of your Agreement are not affected by this letter and they remain unchanged.

             For purposes of the Agreement, a "Change in Control" will result from any of the following events:

             (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

             (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's board of directors (the Board), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

CFW COMMUNICATIONS COMPANY                                            FORM 10-K

             (c)  the   stockholders   of  the  Company   approve  a  merger  or
consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

             (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated.

             If  you  have  any   questions   in  this   regard,   please   call
______________ at _______________.


Sincerely,


James S. Quarforth
President